Exhibit 32

The following certification accompanies and is furnished in connection with Firstwave Technologies, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and is not considered as “filed” as provided in SEC Release No’s 33-8212, 34-47551 and IC-25967.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Quarterly Report on Form 10-Q of Firstwave Technologies, Inc. (the “Company”) for the quarterly period ended June 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 14, 2006                                       /s/ Richard T. Brock
Richard T. Brock
Chief Executive Officer

Dated: August 14, 2006                                       /s/ Steven R. Deerwester
Steven R. Deerwester
Controller
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Firstwave Technologies, Inc. and will be retained by Firstwave Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.